UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2016

YADKIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-52099	20-4495993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices, including zip code)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Item	Page

Item 9.01 – Financial Statements and Exhibits	3

Signatures	4

Explanatory Note

On March 1, 2016, Yadkin Financial Corporation (the "Company") completed its previously announced acquisition of NewBridge Bancorp ("NBBC") and its wholly-owned bank subsidiary, NewBridge Bank, (collectively, the "Merger").

On March 1, 2016, the Company filed a Current Report on Form 8-K (the "Original 8-K") with the U.S. Securities and Exchange Commission (the "SEC") to report the Merger. This Current Report Amendment No. 1 on Form 8-K/A amends Item 9.01 of the Original 8-K to present certain financial statements and certain unaudited pro forma financial information in connection with the Merger.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of NBBC as of December 31, 2015 and 2014, and the related statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the related notes and independent auditor’s report related thereto (collectively, the “Audited Financial Information”), required by this item are included as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined condensed consolidated balance sheet and unaudited pro forma combined condensed consolidated statements of operations for the Company and NBBC as of and for the year ended December 31, 2015 (collectively, the “Pro Forma Financial Information”), required by this item are included as Exhibit 99.2 and are incorporated herein by reference.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibit

23.1	Consent of Dixon Hughes Goodman LLP

99.1	Audited Financial Information.

99.2	Pro Forma Financial Information.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN FINANCIAL CORPORATION

Date:	May 16, 2016	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

23.1	Consent of Dixon Hughes Goodman LLP

99.1	Audited Financial Information.

99.2	Pro Forma Financial Information.